Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-191214 and 333-193130
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 6, 2013)

Up to $5,750,000 of Shares

Common Shares

We have entered into a sales agreement with Cantor Fitzgerald & Co. relating to our common shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell common shares having an aggregate offering price of up to $5,750,000 from time to time through Cantor Fitzgerald & Co., acting as agent. Unless otherwise indicated, reference to dollars in this prospectus supplement shall mean United States dollars.

Our common shares are listed on NYSE MKT under the symbol “ASM”. On December 30, 2013, the last reported sale price of our common shares on NYSE MKT was $1.12 per share.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (“Securities Act”), including sales made directly on or through the NYSE MKT, the existing trading market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Cantor Fitzgerald & Co. will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald & Co. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald & Co. will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common shares on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts.

As of December 30, 2013, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $35,933,483, based on 27,488,834 common shares outstanding, of which 26,816,032 common shares were held by non-affiliates, and a per share price of $1.34 based on the closing sale price of our common shares on November 8, 2013. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-4 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 31, 2013.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-191214) that we filed with the Securities and Exchange Commission (“SEC”) on September 17, 2013 and that was declared effective on December 6, 2013.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the common shares and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, “we,” “us,” “our,” “the company,” and “Avino” refer to Avino Silver & Gold Mines, Ltd and its subsidiaries, unless the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-4, and the financial statements and related notes that we incorporate by reference into this prospectus supplement and the accompanying prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Our Company

Avino Silver & Gold Mines Ltd. is an experienced, Vancouver-based mining and exploration firm and we believe is one of the purest silver producers in the industry. Avino's mission is to create shareholder value through profitable growth at the historic Avino property which contains the San Gonzalo mine and Avino mine near Durango, Mexico. We are committed to managing all business activities in an environmentally responsible and cost-effective manner, while contributing to the well-being of the community in which we operate.

Our Strategy

Over the next few years, we plan to continue to grow organically into a mid-tier silver producer. We intend to achieve this goal by focusing the following key areas:

•
San Gonzalo mine (which commenced production the fourth quarter 2012) - Increase profitable mining operations at the San Gonzalo mine and improve operating efficiencies. We also intend to conduct underground exploration;

•	Avino mine - Develop the Avino mine for mineral production to commence in 2014 and to continue to process existing surface stockpiles;

•	Tailings - Continue to review and develop plans to process the oxide tailings resource left from our past milling operations; and

•	Exploration - Continue to explore regional targets on the property and consider acquisition opportunities.

Corporate Information

We were incorporated by Memorandum of Association under the laws of the Province of British Columbia on May 15, 1968, and on August 22, 1969, by virtue of an amalgamation with Ace Mining Company Ltd., became a public company whose common shares are registered under the United States Securities Exchange Act of 1934, as amended, and changed its name to Avino Mines & Resources Limited. On April 12, 1995, we changed our corporate name to International Avino Mines Ltd. and effected a reverse stock split of one common share for every five common shares outstanding. On August 29, 1997, we changed our corporate name to Avino Silver & Gold Mines Ltd. to better reflect our business of exploring for and mining silver and gold. Our principal executive office is located at Suite 900, 570 Granville Street, Vancouver, British Columbia V6C 3P1, Canada.

THE OFFERING

Common shares offered by us	Common shares having an aggregate offering price of up to $5,750,000.
Common shares to be outstanding after this offering
Up to 32,622,763 shares, assuming the sale of 5,133,929 common shares in this offering at an offering price of $1.12 per share, which was the last reported sale price of our common shares on the NYSE MKT on December 30, 2013. The actual number of common shares issued will vary depending on the actual sales prices under this offering.

Manner of offering
“At-the-market” offering that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. and/or any other method permitted by law, including in privately negotiated transactions. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of Proceeds
We currently intend to use the net proceeds of this offering for advancing the development of the Avino mine, and its operations and production and working capital. See ‘‘Use of Proceeds’’ on page S-10 of this prospectus supplement.

Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

NYSE MKT symbol	ASM

The number of common shares to be outstanding immediately after this offering as shown above is based on 32,622,763 common shares outstanding as of December 30, 2013, but does not include the following:

•	2,642,957 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $1.16 per share; and

•	105,926 common shares available for future grant or issuance pursuant to our stock plans.

RISK FACTORS

Investment in our common shares involves risks. Before deciding whether to invest in our common shares, you should consider carefully the risk factors discussed below and those contained in the Prospectus dated December 6, 2013 and in “Part I. Item 3. Key Information – D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, as filed with the SEC on May 14, 2013, and as amended on November 19, 2013, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Factors

Our management will have broad discretion over the use of any net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of common shares in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Avino.

We will be required to raise additional capital to mine our properties.

We are currently focusing on further defining an effective plan to mine our San Gonzalo ore body. Although we recently began mining operations at the San Gonzalo mine, we will still be required to raise capital to further develop the San Gonzalo mine. Our ability to raise funds will depend on several factors, including, but not limited to, current economic conditions, our perceived value for our properties, our prospects, metal prices, businesses competing for financing and our financial condition. There can be no assurance that we will be able to raise funds, or to raise funds on commercially reasonable terms. Historically, we have raised funds through equity financing and the exercise of options and warrants. The raising of capital may have a dilutive effect on our per share book value.

We have only recently become profitable and no assurances can be given we will continue to be profitable in the future.

We began production at the San Gonzalo mine during the fourth quarter 2012 and for the nine months ended September 30, 2013, we earned net income of Cdn$ 2,473,974. Prior to calendar 2013, we had not been profitable. There is no assurance that our operations will continue to be profitable in the future.

As of December 31, 2012, our internal control over financial reporting were ineffective, and if we continue to fail to improve such controls and procedures, investors could lose confidence in our financial and other reports, the price of our common shares may decline, and we may be subject to increased risks and liabilities.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting. We are also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. For the year ended December 31, 2012, our management has concluded that our disclosure controls and procedures and internal control over financial reporting were ineffective due to the following material weaknesses: (i) inadequate segregation of duties and effective risk assessment; (ii) insufficient written policies and procedures for accounting, financial reporting and corporate governance; and (iii) insufficient disaster recovery plans. To remediate such weaknesses, we plan to implement the following changes: (i) address inadequate segregation of duties and ineffective risk management; (ii) adopt sufficient written policies and procedures for accounting, financial reporting and corporate governance; and (iii) implement a disaster recovery plan. If we cannot effectively and efficiently improve our controls and procedures, we could suffer material misstatements in our financial statements and other information we report and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial and other information. This could lead to a decline in the trading price of our common shares.

You may experience an immediate and substantial dilution in the offering price of the common shares you purchased in the offering.

The offering price per share in this offering may exceed the net tangible book value per share of our outstanding common shares prior to this offering. Assuming that an aggregate of 5,133,929 common shares are sold at a price of $1.12 per share, the last reported sale price of our common shares on the NYSE MKT on December 30, 2013, for aggregate gross proceeds of approximately $5.75 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.19 per share, representing the difference the assumed offering price of $1.12 per share and our as adjusted net tangible book value per share of $0.93 as of September 30, 2013 after giving effect to this offering at the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have no proven or probable reserves and our decision to commence commercial production is not based on a study demonstrating economic recovery of any mineral reserves and is therefore inherently risky.

We have not established the presence of any proven or probable mineral reserves, as defined by the SEC, at any of our properties. Under Guide 7, the SEC has defined a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Any mineralized material discovered or produced by us should not be considered proven or probable reserves.

In order to demonstrate the existence of proven or probable reserves, it would be necessary for us to perform additional exploration to demonstrate the existence of sufficient mineralized material with satisfactory continuity and obtain a positive feasibility study which demonstrates with reasonable certainty that the deposit can be economically and legally extracted and produced. We have not completed a feasibility study with regard to all or a portion of any of our properties to date. Since we commenced commercial production of mineralized material at the San Gonzalo mine without a feasibility study, there is inherent uncertainty as to whether the mineralized material can be economically produced or if so, for what period of time. The absence of proven or probable reserves makes it more likely that our properties may cease to be profitable and that the money we spend on exploration and development may never be recovered.

We have decided to begin production at the San Gonzalo mine without preparing a pre-feasibility study or bankable feasibility study which may subject us to more risks.

We have decided to begin production at the San Gonzalo mine without preparing a pre-feasibility study or bankable feasibility study which is a more common practice within the mining industry and therefore may subject us to more business risks. Our decision to begin production at the San Gonzalo mine was based on limited prior historical information, bulk sample drilling programs, small pilot plant and bench scale testing. Therefore our decision to begin production at the San Gonzalo mine was based on limited information which may or may not be representative of information regarding the mine had we otherwise prepare a more comprehensive study. In addition, basing our decision to begin production on limited information may make us susceptible to risks including:

•	certain difficulties in obtaining expected metallurgical recoveries when scaling up to production scale from pilot plant scale;

•	the preliminary nature of mine plans and processing concepts and applying them to full scale production;

•	determining operating/capital costs estimates and possible variance associated with constructing, commissioning and operating the San Gonzalo facilities based on limited information;

•	that metallurgical flow sheets and recoveries are in development and may not be representative of results of the San Gonzalo mine; and

•	that we may under estimate capital and operating costs without a comprehensive bankable feasibility study.

The mining industry is highly speculative and involves substantial risks.

Even when mining is conducted on properties known to contain significant quantities of mineral deposits, it is generally accepted in the mining industry that most exploration projects do not result in the discovery of mineable deposits of ore that can be extracted in a commercially economical manner. There may be limited availability of water, which is essential to milling operations, and interruptions may be caused by adverse weather conditions. Operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls. Mining activities are subject to substantial operating hazards, some of which are not insurable or may not be insured for economic reasons.

The commercial quantities of ore cannot be accurately predicted. Whether an ore body will be commercially viable depends on a number of factors including the particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in a mineral deposit being unprofitable.

There are no assurances that we can produce minerals on a commercially viable basis. Our ability to generate revenue and profit is expected to occur through exploration of its existing properties as well as through acquisitions of interests in new properties. Substantial expenditures will be incurred in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to refining facilities, and the market price of the minerals at the time of sale. There is no assurance that existing or future exploration programs or acquisitions will result in the identification of deposits that can be mined profitably.

Metal market prices are highly speculative and volatile.

The market price for metals is highly speculative and volatile. Instability and a potential decrease in metal prices such as silver will adversely our revenues, the operation of our mining properties and the further development of and production of such properties.

Sales of a significant number of common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a substantial number of common shares in the public markets could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practices Act (the “FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. It is our policy to implement safeguards to discourage these practices by our employees; however, our existing safeguards and any future improvements may prove to be less than effective and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

The Validity to the Title to Our Mining Properties May Be Challenged

The validity of mining or exploration titles or claims or rights, which constitute most of our property holdings, can be uncertain and may be contested. We have has used are reasonable commercial efforts to investigate its title or claims to our various properties, however, no assurance can be given that applicable governments will not revoke or significantly alter the conditions of the applicable exploration and mining titles or claims and that such exploration and mining titles or claims will not be challenged or impugned by third parties. We operate in countries with developing mining laws and changes in such laws could materially impact our rights to our various properties or interests therein.

Although we have obtained title opinions for our material properties, there is no guarantee that title to such properties will not be challenged or impugned. Our properties may be subject to prior unregistered liens, agreements or transfers, native land claims or undetected title defects.

In Mexico legal rights applicable to mining concessions are different and separate from legal rights applicable to surface lands; accordingly, title holders of mining concessions must agree with surface land owners on compensation in respect of mining activities conducted on such land.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our common shares must come from increases in the fair market value and trading price of our common shares.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our common shares must come from increases in the fair market value and trading price of our common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement and accompanying prospectus are set forth in this prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below set forth our capitalization and indebtedness as of September 30, 2013.

•	on an actual basis; and

•
on an as adjusted basis assuming that an aggregate of 5,133,929 common shares are sold at a price of $1.12 per share, the last reported sale price of our common shares on the NYSE MKT on December 30, 2013, for aggregate gross proceeds of approximately $5.75 million less commissions and estimated aggregate offering expenses.

	As of September 30, 2013
	Actual	Actual(1)	As Adjusted(2)	As Adjusted(1)(2)
	(Cdn$)	(US$)	(Cdn$)	(US$)
Debt:
Current Liabilities	$1,658,076	$1,609,329	$1,658,076	$1,609,329
Finance Lease Obligations	690,897	670,585	690,897	670,585
Reclamation Provision	323,140	313,640	323,140	313,640
Deferred Tax Liability	$2,541,677	$2,466,952	$2,541,677	$2,466,952

Shareholder Equity:
Common Shares, 27,488,934 shares issued and outstanding actual; and 32,622,763 shares issued and outstanding pro forma	$42,687,838	$41,432,816	$47,980,035	$46,885,316
Equity Reserve	10,226,222	9,925,571	10,226,222	9,925,571
Treasury Shares	(101,869)	98,874	101,869	98,874
Accumulated Other Comprehensive Loss	(261,590)	253,899	261,590	253,899
Accumulated deficit	(26,915,594)	(26,124,276)	(26,915,594)	(26,124,276)
Total shareholder’s equity	$25,635,007	$24,881,338	$30,927,204	$30,333,838

(1)	The translations of Canadian dollars into U.S. dollars are based on the exchange rate on September 30, 2013 which was Cdn$1.030 to US$1.00.
(2)
Assumes a sale price of $1.12 per common share, which was the last reported closing price of a common share on December 30, 2013 and that all common shares will be sold in the “at-the-market” offering.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with the common shares offered pursuant to this prospectus supplement and the accompanying prospectus. Assuming gross proceeds from the sale of $5,750,000 of our common shares and expenses associated with the offering of sales commissions of $172,500 and other expenses of the offering of $125,000, our estimated net proceeds from the offering will be approximately $5,452,500. Based on our budget for the 2014 year, we intend to use any net proceeds from the sale of common shares under this prospectus supplement and the accompanying prospectus for advancing the development of the Avino mine and its operations and production and working capital as follows:

Use of Net Proceeds	Amount
Mill Improvements	$3,150,000
Mining and Transportation Equipment	1,500,000
Buildings and Constructions	350,000
Working Capital	452,500
Total	$5,452,500

 Although we intend to use the net proceeds of this offering for the foregoing purposes, the planned expenditures are estimates and may change significantly and may not be in the order of priority as indicated above. As a result, our management will have broad discretion in the allocation of any net proceeds. Pending use of any net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our common shares in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per common share immediately after this offering. Our net tangible book value as of September 30, 2013 was $27,488,834, or $0.91 per common share. Net tangible book value per share as of September 30, 2013 is equal to our total tangible assets minus total liabilities, divided by the number of common shares outstanding as of September 30, 2013.

After giving effect to the sale of our common shares in the aggregate amount of $5,750,000 in this offering at an assumed offering price of $1.12 per share, the last reported sale price of our common shares on the NYSE MKT on December 30, 2013, and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value would have been approximately $30,333,838, or approximately $0.93 per common share, as of September 30, 2013. This represents an immediate increase in net tangible book value of approximately $0.02 per share to existing stockholders and an immediate dilution of approximately $0.19 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed public offering price per share		$1.12

Net tangible book value per share as of September 30, 2013	$0.91
Increase in net tangible book value per share attributable to this offering	0.02

As adjusted net tangible book value per share after this offering		0.93
Dilution per share to new investors purchasing shares in this offering		$0.19

The table above assumes for illustrative purposes that an aggregate of 5,133,929 common shares are sold at a price of $1.12 per common share, the last reported sale price of our common shares on the NYSE MKT on December 30, 2013 for aggregate gross proceeds of $5.75 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.12 per share shown in the table above, assuming all of our common shares in the aggregate amount of $5.75 million are sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.98 per share and would increase the dilution in net tangible book value per share from the offering price to new investors in this offering to $0.64 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.12 per share shown in the table above, assuming all of our common shares in the aggregate amount of $5.75 million are sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.83 per share and would increase the net tangible book value per share from the offering price to new investors in this offering to $0.21 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The information above is based on 27,488,834 common shares outstanding as of September 30, 2013, and does not include the following as of December 30, 2013:

•	2,642,957 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $1.16 per share; and

•	105,926 common shares available for future grant or issuance pursuant to our stock plans.

MARKET FOR OUR COMMON SHARES

Our common shares qualified for listing on the NYSE MKT on August 2, 2011 under the symbol ASM. Prior to August 2, 2011, our common shares were quoted on the OTC Bulletin Board. Our common shares are also listed on the TSX Venture Exchange. The following sets forth the high and low prices expressed in U.S. Dollars on the NYSE MKT and in Canadian Dollars on the TSX-V for the past full six months and through December 30, 2013 and for each quarter (through December 30) for the current fiscal year.

	NYSE-MKT		TSX-V
	(United States Dollars)		(Canadian Dollars)
Last Six Months	High	Low	High	Low
December 2013 (through December 30)	$1.25	$1.06	$1.34	$1.11
November 2013	1.45	1.01	1.40	1.07
October 2013	1.27	0.85	1.31	1.01
September 2013	1.60	1.17	1.68	1.20
August 2013	1.59	0.88	1.65	0.93
July 2013	1.18	0.73	1.20	0.78
June 2013	$1.19	$0.71	$1.24	$0.75

For the Quarter Ended
Through December 30, 2013	$1.45	$0.85	$1.40	$1.01
September 30, 2013	1.60	0.73	1.68	0.78
June 30, 2013	1.49	0.71	1.51	0.75
March 31, 2013	$1.95	$1.33	$1.90	$1.37

EXCHANGE RATES

Our financial statements incorporated by reference herein are set forth in Canadian dollars.

The following table sets forth the high and low exchange rate for the past six months based on the noon buying rate in New York City for cable transfers in Canadian Dollars as certified for customs purposes by the Federal Reserve Bank of New York (Canadian dollar = US$1.00). As of December 30, 2013, the exchange rate was CDN$1.064 for each US$1.00.

Month	High	Low
December 2013 (through December 30, 2013)	1.070	1.058
November 2013	1.04	1.065
October 2013	1.027	1.050
September 2013	1.020	1.056
August 2013	1.028	1.057
July 2013	1.025	1.061
June 2013	1.014	1.056

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co. (“Cantor”) under which we may issue and sell our common shares having an aggregate gross sales price of up to $5,750,000 from time to time through Cantor, acting as agent. The sales agreement will be filed as an exhibit to a report on Form 6-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE MKT, on any other existing trading market for our common shares or to or through a market maker. Cantor may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common shares upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common shares. Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $75,000.

Settlement for sales of common shares will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all common shares subject to the sales agreement, or (ii) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten (10) days prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus supplement and the accompanying prospectus electronically.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the fees of Cantor and Cantor’s reimbursable expenses will be approximately $75,000 as follows:

Transfer agent fees and expenses	$3,000
Printer fees and expenses	5,000
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Miscellaneous	2,000
Total	$75,000

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Salley Bowes Harwardt Law Corp., Vancouver, British Columbia, Canada and Weintraub Tobin Chediak Coleman Grodin Law Corporation, San Francisco, with respect to matters of United States law. Cantor is being represented in connection with this offering by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements of Avino Silver & Gold Mines, Ltd. appearing in Avino Silver & Gold Mines, Ltd. Annual Report on Form 20-F as filed with the SEC on May 14, 2013, as amended on November 19, 2013, have been audited by Manning Elliot, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;

•	Our Registration Statement of common share purchase rights pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on May 14, 2013;

•	Amendment No. 1 to Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on November 19, 2013;

•	Exhibit 99.2 to our Form 6-K For May 2013 filed with the SEC on May 30, 2013 containing our Information Circular and Statement of Executive Compensation;

•
Exhibits 99.1 and 99.2 to our Form 6-K For March 2013 filed with the SEC on June 4, 2013, containing our Condensed Consolidated Interim Financial Statements for the three months ended March 31, 2013 and 2012 and Management Discussion and Analysis;

•	Exhibit 99.1 to our Form 6-K For July 2013 filed with the SEC on July 5, 2013 announcing the results of Annual General Meeting;

•
Exhibits 99.1 and 99.2 to our Form 6-K For June 2013 filed with the SEC on September 3, 2013, containing our Condensed Consolidated Interim Financial Statements for the six months ended June 30, 2013 and 2012 and Management Discussion and Analysis;

•
Exhibits 99.1 and 99.2 to our Form 6-K For September 2013 filed with the SEC on December 2, 2013, containing our Condensed Consolidated Interim Financial Statements for the nine months ended September 30, 2013 and 2012 and Management Discussion and Analysis; and

•
Exhibit 99.1 to our Form 6-K for December 2013 filed with the SEC on December 10, 2013 announcing the November 2013 production results from the San Gonzalo mine and Avino mine surface stockpile operations.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering by this prospectus supplement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Each person, including any beneficial owner to whom this prospectus supplement is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Dorothy Chin, Secretary
Avino Silver & Gold Mines, Ltd.
570 Granville Street, Suite 900
Vancouver, British Columbia V6C 3P1
Canada
Tel: 604 682-3701
Fax: 604 682-3600

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement and accompanying prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement and accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We also maintain a website at www.avino.com, through which you can access our SEC filings. The information on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus.

Prospectus

$13,500,000
Common Shares
Warrants
Units
Debt Securities

From time to time, we may offer up to $13,500,000 of our common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities in one or more transactions.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common shares are listed on the NYSE MKT under the symbol “ASM”. Our common shares are also listed on the TSX Venture Exchange under the symbol “ASM”. We have registered $13,500,000 of our securities. As of December 6, 2013, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $29,950,000 based on 27,433,934 common shares outstanding of which 622,802 shares were held by affiliates and at price of $1.13 per share which was the last reported sale price of our common share as quoted on NYSE MKT. In addition, we will state on the cover of each prospectus supplement the amount of our public float, the amount of securities being offered, and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 6, 2013.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES	1
ABOUT THIS PROSPECTUS	2
ABOUT AVINO SILVER & GOLD MINE LTD.	3
WHERE YOU CAN FIND ADDITIONAL INFORMATION	3
INCORPORATION OF INFORMATION BY REFERENCE	3
RISK FACTORS	5
OFFER STATISTICS AND EXPECTED TIMETABLE	5
CAPITALIZATION	6
PRICE RANGE OF OUR SHARES	6
DESCRIPTION OF SECURITIES WE MAY OFFER	7
DESCRIPTION OF CAPITAL SHARE	7
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF UNITS	12
USE OF PROCEEDS	13
PLAN OF DISTRIBUTION	13
MATERIAL CHANGES	15
LEGAL MATTERS	15
EXPERTS	16
ENFORCEABILITY OF CIVIL LIABILITIES	16

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These statements relate to future events concerning our business and to our future revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the year ended December 31, 2012, as well as in our other reports filed from time to time with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES

In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the SEC applicable to registration statements and reports filed by United States companies pursuant to the Securities Act, or the Exchange Act. As such, information contained in this registration statement concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC. In particular, this registration statement and the annual report on Form 20-F incorporated herein includes the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. Investors are advised that these terms are defined in and required to be disclosed under Canadian rules by National Instrument 43-101 (“NI 43-101”). U.S. Investors are cautioned not to assume that any part of the mineral deposits in these categories will ever be converted into reserves. However, these terms are not defined terms under SEC Industry Guide 7 and are not permitted to be used in reports and registration statements filed with the SEC by U.S. domestic issuers. In addition, NI 43-101 permits disclosure of “contained ounces” of mineralization. In contrast, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7, as interpreted by the staff of the SEC, mineralization may not be classified as a “reserve” for United States reporting purposes unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards.

United States investors are cautioned not to assume that any part or all of the mineral deposits identified as an “indicated mineral resource,” “measured mineral resource” or “inferred mineral resource” will ever be converted to reserves as defined in NI 43-101 or SEC Industry Guide 7. Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, or economic studies. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer our common shares, various series of warrants to purchase common shares, common shares or warrants either individually or in units, or securities such as debt securities, that may be convertible into our common shares, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $13,500,000.00.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Avino” or the “Company,” refer to Avino Silver & Gold Mines Ltd.”.

ABOUT AVINO SILVER & GOLD MINE LTD.

We were incorporated by Memorandum of Association under the laws of the Province of British Columbia, Canada on May 15, 1968, and on August 22, 1969, by virtue of an amalgamation with Ace Mining Company Ltd., became a public company whose common shares are registered under the Exchange Act and changed our name to Avino Mines & Resources Limited. On April 12, 1995, we changed our corporate name to International Avino Mines Ltd. and effected a reverse stock split of one common share for every five common shares outstanding. On August 29, 1997, we changed our corporate name to Avino Silver & Gold Mines Ltd. to better reflect our business of exploring for and mining silver and gold. Our principal executive office is located at Suite 900, 570 Granville Street, Vancouver, British Columbia V6C 3P1, Canada. Our telephone number is (604) 682-3701. Our website is located at www.avino.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Avino is an experienced, Vancouver based mining and exploration firm and is currently in the production stage. Our mission is to create shareholder value through profitable growth at the Avino property near Durango, Mexico. We are committed to managing all business activities in an environmentally responsible and cost-effective manner, while contributing to the well-being of the community in which we operate.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file certain reports and other information with the SEC. Such reports and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.avino.com. You may access our Annual Report on Form 20-F filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as certain filings made with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on May 14, 2013;

•	Amendment No. 1 to Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on November 19, 2013;

•	Our Form 6-K For June 2013 filed with the SEC on September 3, 2013, containing our Condensed Consolidated Interim Financial Statements for the six months ended June 30, 2013 and 2012; and

•	Our Form 6-K For September 2013 filed with the SEC on December 2, 2013, containing our Condensed Consolidated Interim Financial Statements for the nine months ended September 30, 2013 and 2012.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), and 15(d) of the Exchange Act and incorporated herein after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Corporate Secretary, Dorothy Chin, at Suite 900, 570 Granville Street, Vancouver, British Columbia V6C 3P1, Canada.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

In addition to the foregoing risks, if we issue debt securities pursuant to a trust indenture, we do not intend to register the trust indenture under the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), pursuant to an exemption. Accordingly, holders of our debt securities, if any, may not receive the same protection that they would otherwise receive if the trust indenture was registered under the Trust Indenture Act including the appointment of a suitable independent and qualified trustee to act for the benefit of the holders of the debt securities and certain substantive provisions for the trust indenture including debt holders’ lists, reports, and duties and responsibilities of the trustee that would be entered into by the trustee and us.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $13,500,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2013. This table should be read in conjunction with our audited consolidated financial statements as at and for the years ended December 31, 2012 and 2011, and our unaudited interim consolidated financial statements as at and for the nine months ended September 30, 2013, which are incorporated by reference in this Prospectus.

As at September 30, 2013

Current Liabilities	$1,658,076
Finance Lease Obligations	$690,897
Reclamation Provision	$323,140
Deferred Tax Liability	$2,541,677

Shareholder Equity

Authorized Capital

Common Shares, 27,433,934 shares issued and outstanding	$42,687,838
Equity Reserve	$10,226,222
Treasury Shares	$(101,869)
Accumulated Other Comprehensive Loss	$(261,590)
Accumulated deficit	$(26,915,594)
Total shareholder’s equity	$25,635,007
Total Capitalization	$30,487,797

PRICE RANGE OF OUR SHARES

The following sets forth the high and low prices expressed in Canadian Dollars on the TSX-V and U.S. Dollars on the NYSE-Mkt for the Company’s common shares for the past two months.

	TSX-V (Canadian Dollars)		NYSE-Mkt (United States Dollars)
Last Two Months	High	Low	High	Low
November 30, 2013	1.40	1.07	1.45	1.06
October 31, 2013	1.30	1.01	1.27	0.98

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our common shares, warrants to purchase common shares, either individually or in units, and debt securities or other securities that may be converted into our common shares in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Share”, “Description of Warrants”, “Description of Units” and “Description of Debt Securities” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL SHARE

The description below of our capital share and provisions of our Articles of Incorporation (“Articles”) are summaries and are qualified by reference to the Articles. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Our Articles authorizes the issuance of an unlimited number of common shares, without par value.

Common Shares

Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, except matters that relate only to one or more of the series of preferred share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding preferred shares.

Holders of common shares have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common share. All outstanding common shares are, and the common shares offered by us in this offering, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred share which we may designate in the future.

Warrants

We may issue warrants for the purchase of common shares. We may issue warrants independently or together with other securities. The exercise price and/or the number of common shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including certain issuances of securities at a price equal to or less than the then current exercise price, subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common shares, as applicable.

Debt Securities

We may issue debt securities that may be converted into our common shares. We may issue debt securities independently or together with other securities. If debt securities are issued, interest rate and, if applicable, the exercise price and the number of common shares issuable upon exercise of the debt securities may be adjusted in certain circumstances, including certain issuances of securities at a price equal to or less than the then current exercise price, subdivisions and stock splits, share dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common shares, as applicable.

Listing

Our common shares are listed on NYSE MKT and TSX Venture Exchange under the symbol “ASM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common share is Computershare, 3rd Floor, 510 Burrard Street, Vancouver, British Colombia V6C 3B9.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common share will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into common shares. In no case shall the amount of the debt securities exceed $10,000,000 in the aggregate. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. We may also issue a series of debt securities under a separate indenture agreement to be entered into between us and an indenture agent. Such indenture agreement, if any, will not be qualified with the SEC pursuant to an exemption. The indenture agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including but not limited to the following:

•	the title of the debt securities;

•	the total amount of the debt securities;

•	the amount or amounts of the debt securities will be issued and interest rate;

•	the conversion price at which the debt securities may be converted;

•	the date on which the right to exercise the debt securities will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of debt securities that may be exercise at any one time;

•	if applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

•	if applicable, a discussion of material United States federal income tax consideration;

•	if applicable, the terms of the payoff of the debt securities;

•	the identity of the indenture agent, if any;

•	the procedures and conditions relating to the exercise of the debt securities; and

•	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Debt Securities

We may issue the debt securities in one or more series under one or more agreements, which may include a trust indenture to be entered into between us and a bank, trust company, or other financial institution as indenture agent, if any.

In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture. However, if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing, we will provide and enter into a trust indenture. If a trust indenture is entered into, we do not intend to register the trust indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) pursuant to an exemption. Under Section 304(a)(9) of the Trust Indenture Act, the Trust Indenture Act does not apply to any security which is to be issued under an indenture which limits the aggregate principal amount of securities at any time outstanding thereunder to $10,000,000. We do not intend to issue debt securities, if any, pursuant to a trust indenture that will exceed $10,000,000. If a trust indenture is entered into, we will file the trust indenture as an exhibit on Form 6-K before making any offer of debt securities.

The indenture agent under an indenture agreement, if any, will act solely as our agent in connection with the debt securities issued under that agreement. Any holder of debt securities may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those debt securities in accordance with their terms.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in a global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

Conversion of Debt Securities

A debt security may entitle the holder to purchase for in exchange for the extinguishment of debt an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common share, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Share”, “Description of Warrants” and “Description of Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities to fund our growth plans, for working capital, and for other general corporate purposes, including capital expenditures related to our growth. We may also use a portion of the net proceeds to acquire or invest in businesses whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NYSE MKT or TSX Venture Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2012.

LEGAL MATTERS

The law firm of Salley Bowes Harwardt Law Corporation has acted as the Company’s counsel by providing an opinion on the validity of the Securities offered in this Prospectus and applicable Prospectus Supplements and counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents. Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Salley Bowes Harwardt Law Corporation, with respect to matters of Canadian law, and Weintraub Tobin Chediak Coleman Grodin Law Corporation, San Francisco, with respect to matters of United States law.

EXPERTS

Manning Elliott LP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 20-F for the year ended December 31, 2012, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Manning Elliott LLP’s report, given on their authority as experts in accounting and auditing.

Information relating to the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech Wardrop and this information has been included in reliance on such persons’ and companies’ expertise.

Tetra Tech Wardrop and any director, officer, employee or partner thereof, has not received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company.

ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

Up to $5,750,000 of Shares

Common Shares

PROSPECTUS SUPPLEMENT

December 31, 2013